 EXHIBIT 10.1

ASSIGNMENT

In consideration for the issuance of 1,777,778 fully paid and assessable restricted shares of common stock of Bearing Mineral Exploration, Inc., a Nevada corporation and other good and valuable consideration, receipt of which is hereby acknowledged, Art Agolli (the “Assignor”) hereby sell, assign, transfer, and convey to Bearing Mineral Exploration, Inc, a Nevada corporation, (the “Assignee”) all of Assignor’s right, title, and interest in and to that certain Letter Of Intent between Assignor and Sonoro Energy Ltd., dated April 12, 2012 which is attached hereto and marked "Exhibit A".

The Assignor warrants and represents that said Letter of Intent is in full force and effect and is fully assignable.

The Assignee hereby assumes and agrees to perform all obligation of the Assignor under the Letter of Intent and hereby holds Assignor safe and harmless from any and all claims, suits or demands by any person relating to said Letter of Intent or this Assignment.

DATED:   April 17, 2012.

/s/ Art Agolli
Art Agolli (Assignor)

BEARING MINERAL EXPLORATION, INC.
(Assignee)

BY: Art Agolli
Art Agolli, President